Exhibit 4.16

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Supplemental Agreement to License Agreement for Broadcasting League of Legends Matches

This Supplemental Agreement to License Agreement for Broadcasting League of Legends Matches (this “Supplemental Agreement”) is made on January 12, 2023 by and between:

(1)

Tengjing Sports & Culture Development (Shanghai) Co., Ltd., a limited liability company legally incorporated and validly existing under the laws of the People’s Republic of China, with its legal address at Room 02-04, 45th Floor (actually 39th Floor), 669 Xinzha Road, Jing’an District, Shanghai (hereinafter referred to as “Party A”);

(2)

Guangzhou Huya Information Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the laws of the People’s Republic of China, with its legal address at 14/F, Building A3, Shidai E-Park, Zexi Street & Zhongcun Street (Hanxi Commercial Center), Panyu District, Guangzhou (hereinafter referred to as “Party B”).

Party A and Party B are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

Whereas,

(1)

Party A and Party B signed a License Agreement for Broadcasting League of Legends Matches in Nanshan District, Shenzhen on April 27, 2021 (the “Original Agreement”, Party A Contract No.: [REDACTED], Party B Contract No.: [REDACTED]).

(2)

The Parties, by mutual agreement through friendly negotiation, intend to adopt this Supplemental Agreement to adjust the Authorized Matches and Grant of Rights only for the years 2023-2025 stated in the Original Agreement. For the avoidance of doubt, the Authorized Matches and rights related thereto for the years 2021-2022 shall not be adjusted.

NOW THEREFORE, in order to further clarify the rights and obligations of the Parties, the Parties enter into this Supplemental Agreement through friendly consultation in accordance with the principles of equality and mutual benefit:

1.

The scope of “Authorized Matches” for 2023-2025 (3 years) under the Original Agreement shall be adjusted, i.e., the Authorized Matches under the Original Agreement and Article 2 of Schedule 1 Definition thereto shall be adjusted for 2023-2025 as follows: 2023-2025 (3 years) League of Legends Pro League (“LPL”), 2023-2025 (3 years) League of Legends Development League (“LDL”), 2023-2025 (3 years) LPL All-Star Weekend and Annual Awards Ceremony, 2023-2025 (3 years) League of Legends World Championships (“Worlds”) (S13-S15), 2024-2025 (2 years) League of Legends Mid-Season Invitational (“MSI”) and 2023-2025 (3 years) League of Legends Demacia Cup (“Demacia Cup”) (collectively referred to as “Authorized Matches”). The basic information of Authorized Matches is as follows:

LPL is usually divided into spring/summer matches;

LDL is usually divided into spring/summer matches;

LPL All-Star Weekend and Annual Awards Ceremony generally include the Annual Awards Ceremony, as well as the All-Star Match, Solo King Series, show match, rookie match, and legendary rivalry match, etc., which may be actually adjusted according to the event schedule and official needs of the year.

For Worlds, the specific event activities and time span may be temporarily adjusted by the official, which is subject to the official announcement; and

For MSI, the specific event activities and time span may be temporarily adjusted by the official, which is subject to the official announcement; and

For Demacia Cup, the specific event activities and time span may be temporarily adjusted by the official, which is subject to the official announcement.

For the above-mentioned Authorized Matches, the schedule and system (including but not limited to season division, time span, etc.), and start and end time of each match in each year shall be subject to official announcement and may be adjusted by the official according to actual needs. The term “2023-2025” used herein refers to the calendar year (2023, 2024, 2025) corresponding to the normal schedule and system of each Authorized Match foreseen by the Parties at the execution time hereof, provided, however, that if the actual schedule and system of any Authorized Match spans or exceeds the above-mentioned calendar year (except for those made as specified in Article 2.8 “Adjustment to Authorized Matches” under the Original Agreement), then the actual time span of the actual schedule and system of the Authorized Match shall prevail.

2.

Regarding Article 2.1 “Authorized Rights” under the Original Agreement: the “exclusiveness” of the authorization is uniformly adjusted to “general authorization (non-exclusive)” in 2023-2025 for the following rights, namely:

(1)

Live broadcasting right: The right to use Party A’ official Chinese streaming signal for live broadcasting of 2023-2025 (3 years) LPL, 2023-2025 (3 years) LDL, 2023-2025 (3 years) LPL All-Star Weekend and Annual Awards Ceremony, 2023-2025 (3 years) Worlds (S13-S15), 2024-2025 (2 years) MSI and 2023-2025 (3 years) Demacia Cup.

(2)

On-demand broadcasting right: The right to use the official Chinese streaming video of the games provided by Party A for on-demand broadcasting of 2023-2025 (3 years) LPL, 2023-2025 (3 years) LDL, 2023-2025 (3 years) LPL All-Star Weekend and Annual Awards Ceremony, 2023-2025 (3 years) Worlds (S13-S15), 2024-2025 (2 years) MSI and 2023-2025 (3 years) Demacia Cup.

The Parties further clarify that the license of live broadcasting right and on-demand broadcasting right granted non-exclusively by Party A to Party B hereunder refers to the non-exclusive license in the license territory and license term as adjusted in Article 3 hereof (Adjustment to Article 2.3 of the Original Agreement).

3.	Article 2.3 of the Original Agreement, “License term, territory and language”, will be adjusted in 2023-2025 as follows:

License term, territory and language

(1)	License term of live broadcasting:

a)	2023-2025 LPL: From the first date of LPL Spring Split of the year to the end of LPL Summer Final of the year (the actual date and time shall be subject to the official announcement);

b)	2023-2025 LDL: From the first date of LDL Spring Split of the year to the end of LDL Summer Final of the year (the actual date and time shall be subject to the official announcement);

c)

2023-2025 LPL All-Star Weekend and Annual Awards Ceremony: From the date when LPL All-Star Weekend and Annual Awards Ceremony of the year start to the date when LPL All-Star Weekend and Annual Awards Ceremony of the year end (the actual date and time shall be subject to the official announcement);

d)

2023-2025 Worlds (S13-S15): From the date when such Authorized Match hereunder starts to the date when such Authorized Match hereunder ends (the actual date and time shall be subject to the official announcement);

e)	2024-2025 MSI: From the date when such Authorized Match hereunder starts to the date when such Authorized Match hereunder ends (the actual date and time shall be subject to the official announcement).

f)

2023-2025 (3 years) Demacia Cup: From the date when such Authorized Match hereunder starts to the date when such Authorized Match hereunder ends (the actual date and time shall be subject to the official announcement).

(2)	License term of on-demand broadcasting:

a)	2023-2025 LPL: Three (3) years from the end of the live broadcast of the last single match (usually the Summer Final) of LPL of the year;

b)	2023-2025 LDL: Three (3) years from the end of the live broadcast of the last single match (usually the Summer Final) of LDL of the year;

c)	2023-2025 LPL All-Star Weekend and Annual Awards Ceremony: Three (3) years from the end of the live broadcast of the last single match of LPL All-Star Weekend and Annual Awards Ceremony of the year;

d)

2023-2025 Worlds (S13-S15): Three (3) years from the end of the live broadcast of each single match of such Authorized Match hereunder of the year (the actual date and time shall be subject to the official announcement);

e)

2024-2025 MSI: Three (3) years from the end of the live broadcast of each single match of such Authorized Match hereunder of the year (the actual date and time shall be subject to the official announcement);

f)

2023-2025 Demacia Cup: Three (3) years from the end of the live broadcast of each single match of such Authorized Match hereunder of the year (the actual date and time shall be subject to the official announcement).

For further clarification, the license term of each Authorized Match is calculated separately, and the specific time shall be subject to the actual match time Party A officially announces. However, each year there should be a complete set of six Authorized Matches, namely, LPL, LDL and LPL All-Star Weekend Series, 2023-2025 Worlds (S13-S15), 2024-2025 MSI and 2023-2025 Demacia Cup, that is, a total of 17 Authorized Matches within 3 years. Every year, LPL and LDL consist of the spring and summer splits respectively (the change of season name does not affect the rights and obligations hereunder). However, Party B acknowledges and agrees that Party A may make certain adjustments to the schedule and system of each match in the year according to the actual situation, and the specific match arrangement in each year shall be subject to the actual arrangement of the year made by Party A. At the same time, if Party A exercises its right to withdraw any of the authorized rights hereunder as agreed in the Original Agreement and this Supplemental Agreement, the license term of such right shall be terminated on the date when Party A sends Party B a written notice of its decision to withdraw the license.

(3)	Territory: Chinese mainland only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

(4)	Language: Mandarin Chinese.

4.

Article 2.4 “Sublicense” under the Original Agreement will no longer apply in 2023-2025. Party B will no longer enjoy the rights of sublicense under the Original Agreement, and the provisions based on “sublicense” under the Original Agreement (including but not limited to Schedule 8 of the Original Agreement regarding Party B’s right to sublicense to the Live Streaming Platform), shall no longer apply.

5.

With respect to Article 2.5 of the Original Agreement, “Exceptions and limitations of exclusive license”, the rights of Party A under Article 2.5 of the Original Agreement may be exercised freely by Party A without any restrictions by Party B as the licenses granted to Party B are no longer “exclusive” in 2023-2025.

6.	The original provisions under Article 8.1 of the Original Agreement shall no longer apply in 2023-2025 and shall be adjusted as follows:

License fee and payment. As the consideration for obtaining the authorized rights agreed hereunder, Party B shall pay Party A a license fee totaling RMB 450 million (SAY RMB FOUR HUNDRED AND FIFTY MILLION ONLY, tax inclusive), of which the amount excluding tax is RMB 424,528,301.89 and the amount of VAT is RMB 25,471,698.11. The specific payment time, ratio, amount and conditions are as follows:

(1)

Upon the commencement date of the 2023 LPL Spring Split (subject to Party A’s advance notice) and within fifteen (15) business days after Party B receives Party A’s equivalent valid VAT invoice, Party B shall pay Party A [REDACTED]% of the annual license fee for 2023, in the amount of [REDACTED].

(2)

Upon the commencement date of the 2023 LPL Summer Split (subject to Party A’s advance notice) and within fifteen (15) business days after Party B receives Party A’s equivalent valid VAT invoice, Party B shall pay Party A [REDACTED]% of the annual license fee for 2023, in the amount of [REDACTED].

(3)

Upon the commencement date of the 2024 LPL Spring Split (subject to Party A’s advance notice) and within fifteen (15) business days after Party B receives Party A’s equivalent valid VAT invoice, Party B shall pay Party A [REDACTED]% of the annual license fee for 2024, in the amount of [REDACTED].

(4)

Upon the commencement date of the 2024 LPL Summer Split (subject to Party A’s advance notice) and within fifteen (15) business days after Party B receives Party A’s equivalent valid VAT invoice, Party B shall pay Party A [REDACTED]% of the annual license fee for 2024, in the amount of [REDACTED].

(5)

Upon the commencement date of the 2025 LPL Spring Split (subject to Party A’s advance notice) and within fifteen (15) business days after Party B receives Party A’s equivalent valid VAT invoice, Party B shall pay Party A [REDACTED]% of the annual license fee for 2025, in the amount of [REDACTED].

(6)

Upon the commencement date of the 2025 LPL Summer Split (subject to Party A’s advance notice) and within fifteen (15) business days after Party B receives Party A’s equivalent valid VAT invoice, Party B shall pay Party A [REDACTED]% of the annual license fee for 2025, in the amount of [REDACTED].

7.	Article 8.2 [REDACTED] under the Original Agreement will no longer apply in 2023-2025.

8.

Article 10.4.2 under Article 10.4 “Party A’s liability for breach of contract” of the Original Agreement shall no longer apply in 2023-2025 as the licenses granted to Party B in 2023-2025 are no longer “exclusive”.

9.	For the avoidance of doubt, the authorized scope in Article 2 of Schedule 6 of the Original Agreement [REDACTED].

10.	With respect to Article 4 of Schedule 8 of the Original Agreement [REDACTED].

11.

This Supplemental Agreement shall take effect on the same date as the Original Agreement after the Parties have completed the sealing (contract seal or official seal) and shall end on the date when the Parties have fully performed their obligations under the Original Agreement and this Supplemental Agreement.

12.

The Original Agreement shall continue to apply to any matters not covered in this Supplemental Agreement. If there is any conflict between this Supplemental Agreement and the Original Agreement, this Supplemental Agreement shall prevail.

13.	The formation, validity, interpretation, performance and dispute resolution of this Supplemental Agreement shall be governed by the laws of Chinese mainland.

14.

Any dispute arising from or in connection with this Supplemental Agreement shall be settled by the Parties in the principle of friendly consultation. If consultation fails, either Party shall bring a lawsuit to the people’s court with jurisdiction in Nanshan District, Shenzhen where this Supplemental Agreement is executed.

15.	This Agreement is made in quadruplicate, with the Parties holding two copies each, all of which shall have the same legal effect.

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(Signature page)

IN WITNESS WHEREOF, the Parties have signed this Supplemental Agreement as of the date stated on the first page of this Supplemental Agreement.

Tengjing Sports & Culture Development (Shanghai) Co., Ltd.

Authorized Signatory:	/s/ Authorized Signatory
Title:	Match Copyright Owner

Guangzhou Huya Information Technology Co., Ltd.

Authorized Signatory:	/s/ Authorized Signatory
Title:	Match Business Owner